UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2021

ADMA BIOLOGICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36728	56-2590442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 State Route 17, Ramsey, New Jersey		07446
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 478-5552

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ADMA	Nasdaq Global Market
Preferred Share Purchase Rights	—	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2021, upon recommendation of the Compensation Committee of the Board of Directors (the “Compensation Committee”) of ADMA Biologics, Inc. (the “Company”), the Board of Directors (the “Board”) approved the following base salaries for 2021 and bonuses in the form of cash and restricted stock units (“RSUs”) attributable to 2020 performance and annual incentive awards for the Company’s named executive officers as set forth below:

Name	Position	2021 Base Salary	Bonus (1)	Number of RSUs (2)(3)	Number of Shares Underlying Stock Options (2)(4)(5)	Other Compensation (6)
Adam S. Grossman	President, Chief Executive Officer and Director	$618,000	$486,000	183,150	458,700	-
Dr. James Mond	Executive Vice President, Chief Scientific Officer and Chief Medical Officer	$453,200	$233,200	55,000	139,000	$192,000
Brian Lenz	Executive Vice President, Chief Financial Officer	$432,600	$222,600	55,000	139,000	$120,000

(1)	Bonus amounts reflect a cash bonus of $396,000, $211,200, and $201,600 for each of Mr. Grossman, Dr. Mond and Mr. Lenz, respectively, plus earned, bonus RSUs with an approximate cash value of $90,000, $22,000 and $21,000 (or 38,297 RSUs, 9,361 RSUs and 8,936 RSUs, based on the $2.35 per share closing price of the Company's Common Stock (as defined below) on the Nasdaq Global Market on the date of grant) for Mr. Grossman, Dr. Mond and Mr. Lenz, respectively. The cash bonuses will be paid by the Company to the named executive officers in March 2021. The RSUs described above were granted on February 25, 2021 and are subject to cliff vesting with 1/3 of the RSUs vesting on each anniversary of the grant date over 3 years. These bonus amounts reflect 95% achievement of the Company’s 2020 corporate goals and milestones plus an additional 25% bonus achievement for additional corporate achievements, including debt refinancing and other financial and operating overachievements.

(2)	Grant date was February 25, 2021.

(3)	The RSUs will vest quarterly on each anniversary of the date of grant (over four years) in accordance with the 2014 Omnibus Incentive Compensation Plan.

(4)	The exercise price of $2.35 reflects the per share fair market value of the Company’s common stock, $0.0001 par value per share (“Common Stock”), as determined by the closing price of the Company’s Common Stock on the Nasdaq Global Market on the grant date.

(5)	The options vest over four years with 25% of the shares of Common Stock underlying the options vesting on the one-year anniversary of the date of grant and the remaining 75% of such shares vesting monthly in equal installments over the next three years, becoming fully vested on February 25, 2025 in accordance with the 2014 Omnibus Incentive Compensation Plan.

(6)	Amount reflects the continued payment of $8,000 per month and $5,000 per month in temporary living expenses for Dr. Mond and Mr. Lenz, respectively, plus in each case, appropriate tax gross-up, through December 2021.

The Compensation Committee reached its recommendation regarding the compensation and incentive awards for the named executive officers in consultation with an independent compensation consultant. The bonuses and RSUs and stock options were awarded at the discretion of the Compensation Committee and were based on each named executive officer’s annual cash bonus and equity targets, as established by the Compensation Committee, and the Compensation Committee’s evaluation of the performance of each named executive officer, and approved by the Board. As a part of this performance evaluation, the Compensation Committee considered the achievement of 95% of the Company’s 2020 corporate goals and milestones and an additional 25% bonus achievement for additional corporate achievements, including debt refinancing and other financial and operating overachievements.

Item 9.01	Exhibits

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded with the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 1, 2021	ADMA Biologics, Inc.

	By:	/s/ Brian Lenz
		Name:	Brian Lenz
		Title:	Executive Vice President and Chief Financial Officer